 Exhibit (a)(i)(iv)
NOTICE OF GUARANTEED DELIVERY
ALL OUTSTANDING ORDINARY SHARES INCLUDING ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
SKY SOLAR HOLDINGS, LTD.
AT
$0.30 PER CLASS ORDINARY SHARE
AND
$6.00 PER AMERICAN DEPOSITARY SHARE
BY
SQUARE ACQUISITION CO.
A WHOLLY OWNED SUBSIDIARY OF
SQUARE LIMITED
Japan NK Investment K.K.
IDG-Accel China Capital L.P.
IDG-Accel China Capital Investors L.P.
Jolmo Solar Capital Ltd.
CES Holding Ltd.
Jing Kang
Bin Shi
Sino-Century HX Investments Limited
Kai Ding
TCL Transportation Holdings Limited
Esteem Venture Investment Limited
Mamaya Investments Ltd
Xanadu Investment Ltd. (H.K.)
Abdullateef A. AL-Tammar
Development Holding Company Ltd.
Bjoern Ludvig Ulfsson Nilsson
PURSUANT TO THE OFFER TO PURCHASE
DATED July 6, 2020
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 31, 2020, UNLESS THE OFFER IS EXTENDED.
Delivery of documents to the Tender Agent may be made as follows:
Computershare Trust Company, N.A.
If delivering by email transmission (for Eligible Institutions only):
CANOTICEOFGUARANTEE@computershare.com

By mail:	By overnight courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
Delivery of this Notice of Guaranteed Delivery to an address, other than as set forth for the Tender Agent above will not constitute a valid delivery to the Tender Agent. Do NOT send any documents to SKYS, Purchaser, Parent or Georgeson, LLC. (the “Information Agent”). Do not send Ordinary Shares (as defined below) or American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such Ordinary Shares and ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below.
This Notice of Guaranteed Delivery should not be used to guarantee signatures for a Share Letter of Transmittal or an ADS Letter of Transmittal. If a signature on a Share Letter of Transmittal or an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the Share Letter of Transmittal/ADS Letter of Transmittal.
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer (the “Offer”) by Square Acquisition Co., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Purchaser”) and a wholly owned subsidiary of Square Limited, itself an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), which upon consummation of the Offer shall be wholly owned by Japan NK Investment K.K., a joint stock company organized under the laws of Japan (“JNKI”), IDG-Accel China Capital L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CC”), IDG-Accel China Capital Investors L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CCI”, and together with IDG CC, “IDG”), Jolmo Solar Capital Ltd., a limited company organized under the laws of the British Virgin Islands (“Jolmo”), CES Holding Ltd., a limited company organized under the laws of Hong Kong (“CES”), Jing Kang, a natural person and citizen of Canada, Bin Shi, a natural person and citizen of the People’s Republic of China, Sino-Century HX Investments Limited, an exempted company with limited liability organized under the laws of the Cayman Islands (“SCHI”), Kai Ding, a natural person and citizen of the People’s Republic of China, TCL Transportation Holdings Limited, a limited company organized under the laws of the British Virgin Islands (“TCL”), Esteem Venture Investment Limited, a limited company organized under the laws of the British Virgin Islands (“Esteem”), Mamaya Investments Ltd, a limited company organized under the laws of the British Virgin Islands (“Mamaya”), Xanadu Investment Ltd. (H.K.), a company incorporated with limited liability under the laws of Hong Kong (“Xanadu”), Abdullateef A. AL-Tammar, a natural person and citizen of Kuwait, Development Holding Company Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (“DHCL”) and Bjoern Ludvig Ulfsson Nilsson, a natural person and citizen of Sweden (JNKI, IDG, Jolmo, CES, Jing Kang, Bin Shi, SCHI, Kai Ding, TCL, Esteem, Mamaya, Xanadu, Abdullateef A. AL-Tammar, DHCL and Bjoern Ludvig Ulfsson Nilsson, collectively with Parent and Purchaser, the “Offeror Group”), is offering to purchase all of the issued and outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) including all Ordinary Shares represented by American depositary shares (the “ADSs,” each representing twenty Ordinary Shares), of Sky Solar Holdings, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“SKYS” or the “Company”) not currently owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer), at a price of $0.30 in cash per Ordinary Share, or $6.00 in cash per ADS, net to the seller in cash, without interest and less any ADS cancellation fees and other related fees and withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase, dated July 6, 2020 (the “Offer to Purchase”), and in the related Share Letter of Transmittal, the ADS Letter of Transmittal and the related Share Withdrawal Letter, as applicable.
All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to Computershare Trust Company, N.A. (the “Tender Agent”) at one of the addresses set forth above prior to 12:00 midnight, New York City time, at the end of the day on July 31, 2020 (the “Initial Expiration Date”) if:
1.
the Share Certificates or ADRs evidencing ADSs are not immediately available;

2.
the procedure for book-entry tender cannot be completed prior to 12:00 midnight, New York City time, at the end of the day, on the Initial Expiration Date, unless extended by Purchaser; or

3.
time will not permit all required documents to reach the Tender Agent before 12:00 midnight, New York City time, at the end of the day, on the Initial Expiration Date, unless extended by Purchaser.

This Notice of Guaranteed Delivery may be delivered by mail or by overnight courier to the Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”).
Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.
You may request assistance or additional copies of the Offer to Purchase, the Share Letter of Transmittal, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free:
(888) 663-7851
Outside the United States:
+1 (781) 575-2137

For Ordinary Shares
Ladies and Gentlemen:
The undersigned hereby tenders to Square Acquisition Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”), at the price per Ordinary Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated July 6, 2020 (the “Offer to Purchase”), and the related Share Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the Ordinary Shares of the Company.
Number of Shares to be tendered:                   shares.
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Tender Agent either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Share Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
The eligible institution that completes this form must communicate the guarantee to the Tender Agent and must deliver the Share Letter of Transmittal and certificates for shares to the Tender Agent within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2020

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO PURCHASER, SKYS OR THE INFORMATION AGENT.
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR SHARE LETTER OF TRANSMITTAL.

For ADSs
Ladies and Gentlemen:
The undersigned hereby tenders to Square Acquisition Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal accompanying the Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Participants should notify Computershare prior to covering through the submission of a physical security directly to Computershare based on a guaranteed delivery that was submitted via the ATOP platform of the Depositary Trust Company (“DTC”).
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
***
BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide the following information:
Name(s) of Record Holder(s)*:
Number of ADSs Tendered**:
ADR Certificate No(s). (if available or applicable):
Address(es) (including zip code):
Area Code and Telephone Number(s):
Signature(s):
Dated: , 2020
☐ Check if the ADSs that will be tendered are held on the books of CitiBank N.A. and provide:
Name of Tendering Institution:
Area Code and Telephone Number:
Account No.:
Transaction Code No.:
Signatures:
Dated: , 2020

*
Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of CitiBank N.A., exactly as appear on the books of CitiBank N.A.

** Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.
BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY
The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of CitiBank N.A. exactly as such name(s) appear on the books of CitiBank N.A..
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:
Name(s) (please type or print):
Capacity (please type or print):
Address(es) (please type or print):
Signatures:
Dated: , 2020
BOX 3
GUARANTEE
(Not to be used for signature guarantee for an ADS Letter of Transmittal.)
The undersigned, a member firm in good standing of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”), hereby guarantees to deliver within two (2) Nasdaq (“Nasdaq”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two (2) Nasdaq trading days following the Initial Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.
Name of Firm:
Address (with zip code):
Area Code and Telephone No.:
Authorized Signature:

Name (please type or print):
Title:
Dated: , 2020
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO PURCHASER, SKYS OR THE INFORMATION AGENT.
DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.
THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.